Exhibit (e)

COHEN & STEERS MLP & ENERGY OPPORTUNITY FUND, INC.

280 Park Avenue

New York, New York 10017

June 11, 2019

Cohen & Steers Securities, LLC

280 Park Avenue

New York, New York 10017

Dear Sirs:

Cohen & Steers MLP & Energy Opportunity Fund, Inc., a Maryland corporation (the “Company”), is engaged in the business of an investment company. The Company’s Board of Directors has selected you to act as principal underwriter (as such term is defined in Section 2(a)(29) of the Investment Company Act of 1940, as amended (the “1940 Act”)), of each class of the Company’s Common Stock (the “Shares”), and you are willing to act as principal underwriter and to perform the duties and functions of principal underwriter in the manner and on the conditions hereinafter set forth. Accordingly, the Company hereby agrees with you as follows:

1.         Copies of Corporate Documents. The Company will furnish you promptly with copies of any registration statements filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the 1940 Act, as amended, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

2.         Registration and Sale of Additional Shares. The Company shall register under the Securities Act of 1933, as amended, an unlimited number of Shares and shall, from time to time as may be necessary, increase the number of Shares that it is authorized under Maryland law to issue. This Agreement relates to the issue and sale of Shares that are duly authorized, registered and available for sale by the Company, including repurchased and redeemed Shares if and to the extent that they may be legally sold and if, but only if, the Company sees fit to sell them. You and the Company will cooperate in taking such action as may be necessary from time to time to qualify Shares for sale in any state mutually agreeable to you and the Company, and to maintain such qualification, provided that such Shares are duly registered under the Securities Act of 1933, as amended.

3.         Solicitation of Orders. You will use your best efforts (but only in states in which you may lawfully do so) to obtain from investors orders for Act of 1933, as amended, provided that you may in your discretion refuse to accept orders for Shares from any particular applicant. You may, as agent for the Company, solicit dealers and other financial intermediaries for orders to purchase Shares and may enter into selling agreements to be as mutually agreed upon, from time to time, by you and the Company.

4.         Sale of Shares. Subject to the provisions of paragraph 5 hereof and to such minimum purchase requirements as may from time to time be currently indicated in the Company’s Prospectus (as hereinafter defined), you are authorized to sell as agent on behalf of the Company authorized and unissued Shares registered under the Securities Act of 1933, as amended. Such sales may be made by you on behalf of the Company by accepting orders to such Shares placed with you by investors. The sales price of such Shares shall be the public offering price as defined in paragraph 6 hereof. All orders through you shall be subject to acceptance and confirmation by the Company. The Company reserves the right to sell its Shares to purchasers to the extent that the Company or its transfer agent receives such purchase requests.

5.         Sale of Shares to Investors. Any right granted to you to accept orders for Shares or make sales on behalf of the Company will not apply to Shares issued in connection with the merger or consolidation of any other investment company with the Company or its acquisition, by purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such company, and such right shall not apply to Shares that may be offered by the Company to shareholders by virtue of their being shareholders of the Company, including Shares issued in payment of any dividend or distribution by the Company.

6.         Public Offering Price. All Shares sold to investors by you as agent for the Company will be sold at the public offering price in effect at the time of such sale, as described in the Company’s then-current Prospectus and Statement of Additional Information (together, “Prospectus”). The public offering price for all accepted orders will be the net asset value per Share next computed after receipt of such an order, plus any applicable sales charge adjusted to the nearest full cent, as may from time to time be currently indicated in the Company’s Prospectus with respect to such order net asset value per Share shall be computed in the manner provided in the Company’s then-current Prospectus. The time of receipt of such an order to purchase (or redeem) Shares shall be the time of its receipt by you or by a dealer appointed by you as agent for the purpose of accepting transaction orders.

7.         Underwriting Discount. The Company shall receive from you the applicable net asset value on all orders for sales of Shares accepted by you as agent of the Company if the net sale price thereof has been deemed, in accordance with the Company’s Articles of Incorporation, to be an asset of the Company in connection with a computation of net asset value for the sale of any other Shares or the purchase or redemption of any Shares. You shall be entitled to retain so much of the difference between the public offering price and the applicable net asset value of any applicable share class as is not reallowed by you as a discount to dealers.

8.         Notice of Sale; Delivery of Payments. You will promptly notify the Company’s transfer agent of any orders for sales of Shares accepted by you, and you will deliver to the Company’s transfer agent all payments pursuant to orders for sales accepted by you no later than the first business day following the receipt by you in your home office of such payments, and, unless payment is not required under paragraph 7, in no event later than seven days after the receipt by you of such order, or, in case an extension of time is granted by the Financial Industry Regulatory Authority, Inc. (“FINRA”), to the dealer submitting the order, in no event later than the expiration of such extension of time.

9.         Purchase of Shares. You are authorized to purchase, as agent on behalf of the Company, Shares from record holders thereof. Such purchases may be made by you on behalf of the Company by accepting orders placed with you by such holders. The purchase price per Share for all accepted orders will be the net asset value per Share next computed after receipt of such an order, in the manner provided in the Company’s Articles of Incorporation, as now in effect or as it may be amended, less any applicable CDSC or redemption charge. The time of receipt of such an order shall be the time of its receipt by you or by a dealer selected by you, as provided in paragraph 3, if transmitted on the day of receipt by such dealer to the Company’s transfer agent prior to the close of its business on that day. You will promptly notify the Company’s transfer agent of any such order accepted by you and will, if the Shares subject to such order have been deemed to be no longer outstanding in connection with a computation of net asset value for the sale of any Shares by the Company or the purchase or redemption of any Shares by it, deliver to such agent a proper request for purchase of such Shares by the Company and any stock certificates for such Shares not later than the first business day following the receipt by you in your home office of such request and certificates, and in no event later than seven days after the receipt by you of such order.

10.         Suspension of Sales and Redemptions. If and whenever the determination of asset value is suspended pursuant to the Company’s Articles of Incorporation, and such suspension has become effective, until such suspension is terminated, no further orders for the sale or redemption of Shares shall be accepted by you except such orders placed with you before you had knowledge of the suspension. In addition, the Company reserves the right to suspend sales and redemptions and your authority to accept orders for sales and redemptions of Shares on behalf of the Company if, in the judgment of a majority of its Board of Directors or a majority of the Executive Committee of its Board of Directors, if such Committee exists, it is in the best interests of the Company to do so, such suspension to continue for such period as may be determined by such majority. and in that event, no Shares will be sold or redeemed by the Company or by you on behalf of the Company while such suspension remains in effect except for Shares necessary to cover orders accepted by you before you had knowledge of the suspension. Further, no Shares shall be sold through you or by the Company and no orders for the redemption of Shares shall be confirmed or accepted by the Company if and as long as the effectiveness of the Company’s Registration Statement shall be suspended under any of the provisions of the1933 Act or the 1940 Act. The Company will notify you promptly of any such suspension of the determination of net asset value or of any such suspension of sales and redemptions of Shares.

11.         Expenses. You shall have no responsibility for payment of any fees and expenses in connection with the preparation and filing of any registration statement (including the prospectus or statement of additional information) or any amendments or supplements thereto under the Securities Act of 1933, as amended, covering the issue and sale of the Company’s Shares and in connection with the qualification of such Shares for sale in the various states and countries in which the Company shall determine it advisable to qualify such Shares for sale, the costs of all stock certificates, the fees and expenses of the Company’s transfer agent or registrar, or any issue taxes. You will pay all expenses of printing prospectuses and other sales literature (except copies of prospectuses and other sales literature which may from time to time be sent to existing shareholders of the Fund and except as may otherwise be provided pursuant to a plan of distribution, if any, adopted by the Company pursuant to Rule 12b-l under the 1940 Act), all fees and expenses in connection with your qualification as a dealer in the various states and countries, and all other expenses in connection with the sale and offering for sale of the Shares of the Company which are not payable by the Company pursuant to the provisions of this paragraph 11.

12.         Conformity with Law. You agree that in providing services pursuant to this Agreement you will duly conform in all respects with the laws of the United States and any state or country in which such Shares may be offered for sale by you pursuant to this Agreement.

13.         Indemnification. You agree to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended, against any and all losses, claims, damages, liabilities or litigation expenses (including legal and other expenses) to which the Company or such directors, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person or the sale of any Shares by any person to the Company through you which (i) may be based upon any wrongful act by you or any of your employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares of the Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Company by you, provided, however, that in no case is your indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

The Company agrees to indemnify and hold harmless you and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, against any and all losses, claims, damages, liabilities or litigation expenses (including legal and other expenses) to which you or such directors, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person or the sale of any Shares by any person to the Company through you which (i) may be based upon any wrongful act by the Company or any of its employees or representatives, or (ii) except as described in clause (ii) of the preceding paragraph, may be based upon any untrue statement or alleged untrue statement or a material fact contained in a registration statement or prospectus covering Shares of the Company or any amendment thereof or supplement thereto or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that in no case is the Company’s indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement. You hereby waive any rights to indemnification concerning your obligations and duties hereunder to which you might be entitled under the Company’s By-Laws.

You are not authorized to give any information or to make any representations on behalf of the Company in connection with the sale or redemption of Shares of the Company other than the information and representations contained in a registration statement or prospectus covering Shares of the Company, as such registration statement and prospectus may be amended or supplemented from time to time.

14.         Duration and Termination of this Agreement. This Agreement shall remain in force until June 30, 2020 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Company. In addition, the Company may not renew or perform this Agreement unless the terms thereof and any renewal thereof have been approved by the vote of a majority of directors of the Company who are not interested persons of you or of the Company, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on 60 days’ written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Company, by vote of a majority of the outstanding voting securities of the Company, or by you. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph 14, the definitions contained in Section 2(a) of the 1940 Act and Rules thereunder (particularly the definitions of “interested person,” “assignment,” “voting security” and “vote of a majority of the outstanding voting securities”) and related interpretations shall be applied.

15.         Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver discharge or termination is sought. If the Company should at any time deem it necessary or advisable in the best interests of the Company that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws and should notify you of the form of such amendment, and the reasons therefor, and if you should decline to agree to such amendment, the Company may terminate this Agreement forthwith. If you should at any time request that a change be made in the Company’s Articles of Incorporation or By-Laws, or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which you are or may be a member, relating to the sale of Shares of the Company, and the Company should not make such necessary change within a reasonable time, you may terminate this Agreement.

16.         Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1933 Act or the 1940 Act.

17.         Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If you are in agreement with the foregoing, please sign below to indicate your acceptance and return to the Company the enclosed copy hereof.

Yours very truly,

COHEN & STEERS MLO & ENERGY OPPORTUNITY FUND, INC.

By:	/s/ Adam M. Derechin
Name:	Adam M. Derechin
Title:	President and Chief Executive Officer

The foregoing Agreement is

hereby accepted as of the

date hereof.

COHEN & STEERS SECURITIES, LLC

By:	/s/ Francis C. Poli
Name:	Francis C. Poli
Title:	President